Exhibit 23.2

Ralph E. Davis Associates, Inc.
1717 St. James Place, Suite 460
Houston, TX 77056

March 31, 2011

Recovery Energy, Inc.
1515 Wynkoop Street, Suite 200
Denver CO 80202
Attention:  Jeffrey Beunier

Dear Jeff:

RE Davis hereby consents to being named in the Annual Report on Form 10-K being filed by Recovery Energy, Inc. on March 31, 2011 and to the filing of our report dated February 24, 2011 as an exhibit to the Annual Report.

Sincerely,

Ralph E. Davis Associates, Inc.

 /s/Allen C. Barron
Allen C Barron, P.E.
President